HIGHLAND GROUP AB AND US HIGHLAND, INC.
                   IP ASSIGNMENT AGREEMENT

THIS IP ASSIGNMENT AGREEMENT ("Agreement") is by and between the Parties below. The effective date of this Agreement is March 31, 2010
("Effective Date").

PARTIES
US Highland, Inc. ("USH")
17424 South Union Avenue
Mounds, OK 74047

Highland Group AB ("HG")
c/o 17424 South Union Avenue
Mounds, OK 74047

                            AGREEMENT

IP Assignment. The Parties agree to assign the recently finalized 950 Desert Crosser intellectual property from the Highland Group AB (the "Highland Group IP") to US Highland, Inc. After review of the transaction details with the various parties responsible for accounting review and after review of valuation by the management teams of both Parties using several valuation perspectives, the Parties mutually agree to book the transaction as follows on the books of USH (with the corresponding appropriate entries for HG) as an assignment of valuable intellectual property for capital stock.

Description                Debit                  Credit
-----------                -----                  ------
Intellectual Property   13,000,000
Owner's Equity                                   12,885,375
Capital Stock                                       114,625

Governing Law; Venue; Arbitration. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Oklahoma. Actions or proceedings litigated in connection with this Agreement, if any, shall be conducted exclusively in the state and federal courts located in the State of Oklahoma. Any dispute or controversy arising under or from this agreement, or related in any way whatsoever to this agreement, shall be resolved by arbitration before a three arbitrator panel in accord with the commercial rules of the American Arbitration Association. After delivery of the final payment to the Seller, the Governing Law and Venue shall change from Oklahoma to Idaho for any issues arising after the final payment which issues are not related to payments to the Seller or royalties to the Seller.

Successors and Assigns. The representations and warranties made by the Parties are binding on the respective parties, successors, and assigns.

Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which shall be deemed an original.

Acceptance. This Agreement is not binding on either Party until signed by both parties.

Severability and Precedence of this Agreement. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Parties hereby agree by affixing their signatures below:

USH:							HG:

/s/Damian Riddoch                         /s/Mats Malmberg
------------------------                  ----------------------
Authorized for USH                        Authorized for HG